Exhibit 10.12.1

Etsy, Inc.
Amended and Restated Compensation Program
for Non-Employee Directors
Effective as of February 18, 2020
This program has been established in order to attract and retain non-employee directors who have the knowledge, skills and experience to serve as a member of the Board of Directors (the “Board”) of Etsy, Inc. (the “Company”).
All equity awards granted under this program shall be granted under the Company’s then-current equity incentive plan (or director equity incentive plan, if any). Capitalized terms used but not defined will have the meaning set forth in the applicable equity incentive plan or equity award agreement.
A.    Continuing Directors
Annual Board Retainers and Additional Retainers
Each non-employee director will receive an Option and/or Restricted Stock Units (the “Annual Equity Award” and in each case, “Equity”) on the date of the regular annual meeting of stockholders (the “Annual Meeting”). The fair value on the date of grant of each Annual Equity Award will equal the amount of the Annual Board Retainer, plus the amount of any applicable Additional Retainers (other than any Additional Retainer for the Board Chair).
Each Annual Equity Award will vest in full on the date of the next Annual Meeting (the “Next Annual Meeting”), provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death.
Any Additional Retainer for the Board Chair will be paid in the form of an Option, with a fair value on the date of grant equal to the amount of such Additional Retainer for the Board Chair. Such Option will be granted on the date of the Annual Meeting and will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death.

B.     New Directors
Each new, non-employee director who joins the Board will be granted Equity in the same form of Equity as the Annual Equity Award most recently granted to the Company’s continuing directors and with a fair value on the date of grant equal to the amount of the Annual Board Retainer, plus the amount of any applicable Additional Retainers (other than any Additional Retainer for the Board Chair) (the “New Director Equity Award”). If such director’s appointment to the Board becomes effective after the date of the Annual Meeting, the director’s New Director Equity Award will be pro-rated based on the number of whole months that the director serves on the Board before the Next Annual Meeting.
Each New Director Equity Award will be granted on the first business day of the month following the month in which the director’s appointment to the Board becomes effective (or, if such day is not a trading day, on the following trading day).
Each New Director Equity Award will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death.
If a new director is eligible to receive an Additional Retainer for the Board Chair, it will be paid in the form of an Option, with a fair value on the date of grant equal to the amount of such Additional Retainer for the Board Chair. If such director’s appointment to the Board becomes effective after the date of the Annual Meeting, such Option will be pro-rated based on the number of whole months that the director serves on the Board before the Next Annual Meeting. Such Option will be granted on the same date that the director is granted his or her New Director Equity Award and will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death.
C.     Additional Catch-Up Retainers
If a director becomes the Board Chair, or a member or Chair of a Board committee, after the date of the Annual Meeting (for continuing directors) or the date the director’s appointment to the Board became effective (for new directors), then the director will be entitled to receive an additional amount (the “Additional Catch-Up Retainer”) equal to the excess of the director’s Additional Retainers for the prior and new roles (the “Original Additional Retainer”) over the Additional Retainers that were actually paid to the director as of the date of the Annual meeting. The Original Additional Retainer will be pro-rated based on the number of whole months that the director served in each role during the period from the Annual Meeting (for continuing directors) or the date the director’s appointment to the Board became effective (for new directors) until the Next Annual Meeting,

The amount of any Additional Catch-Up Retainer attributable to any Additional Retainers (other than any Additional Retainer for the Board Chair) will be paid in the form of cash on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board until the Next Annual Meeting.
If a director is eligible to receive a Catch-Up Retainer attributable to an Additional Retainer for the Board Chair, it will be paid in the form of an Option, with a fair value on the date of grant equal to such amount. Such Option will be granted on the first business day of the month following the month in which the director becomes the Board Chair (or, if such day is not a trading day, on the following trading day). Such Option will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death.
D.    Schedule of Fees
1.     Annual Board Retainer: $240,000
2.     Additional Retainers:

Board Chair	$100,000
Chair of the Audit Committee	$20,000
Member (other than Chair) of the Audit Committee	$10,000
Chair of the Compensation Committee	$15,000
Member (other than Chair) of the Compensation Committee	$7,500
Chair of the Nominating and Corporate Governance Committee	$8,000
Member (other than Chair) of the Nominating and Corporate Governance Committee	$4,000
Member of any other Committee constituted by the Board from time to time	$40,000 (unless otherwise determined by the Board or Compensation Committee)

E.     Expenses
The reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other Company-related activities will be reimbursed upon submission of appropriate documentation.
F.     Administration
This Program shall be administered by the Compensation Committee of the Board (the “Compensation Committee”), which shall have the power to interpret these provisions and approve changes from time to time as it deems appropriate.